EXHIBIT 10.62

SECOND AMENDMENT

TO

LICENSE DEVELOPMENT AND MARKETING AGREEMENT

This Second Amendment to License, Development and Marketing Agreement (“Second Amendment”) dated as of December 24, 2008 between Inspire and Allergan.

Whereas the undersigned entered into a License, Development and Marketing Agreement dated as of June 22, 2001, as amended December 8, 2003 (“Agreement)”; and

Whereas the undersigned wish to amend the Agreement as follows:

1.    Inspire shall cease co-promoting Restasis™ (as previously elected under Section 7.3(c)) as of December 31, 2008.

2.    Section 7.3(c) shall be deleted in its entirety.

3.    Section 7.3(d) shall be deleted in its entirety and replaced by the following new Section 7.3(d).

(d) In addition to the rights set forth in Section 7.3(a) and (b), in the event that the JDC decides to terminate the Development Program for all Inspire Products in the U.S. in accordance with its responsibilities under Section 3.2(a) of this Agreement (the “Program Termination”), Inspire shall have the right to co-promote Restasis™. Such right must be elected by Inspire by providing written notice of such election to Allergan no later than sixty (60) days after the Program Termination. The co-promotion of Restasis™ shall be subject to the following:

(i)    Within six (6) months of such Program Termination, Inspire shall provide for each quarter during such co-promotion, an average of twenty percent (20%) of the budgeted Allergan sales force effort, as set forth in the latest Marketing Plan provided to the JCC for Restasis™, based on the number of Allergan Full-Time Sales Representatives in the U.S.

(ii)    In the event that during any two (2) calendar quarters thereafter Inspire fails to provide an average of twenty (20%) of Allergan’s budgeted sales force effort as required hereunder, Inspire shall have one (1) calendar quarter to cure such failure. If Inspire is unable to cure such failure during the calendar quarter cure period, the royalty amounts due on Net Sales of Restasis™ shall be adjusted on a going-forward basis, as set forth in Section 9.7(b)(iii).

(iii)    The Inspire sales force effort shall be provided by Inspire at its sole expense.

(iv)    The JCC shall determine the targets, roles and assignments of Inspire’s and Allergan’s sales representatives within such selling effort.

(v)    Inspire shall provide Allergan with at least sixty (60) days notice of its intent to begin co-promoting Restasis™ and at least sixty (60) days notice of its intent to cease co-promoting Restasis™ pursuant to this Section 7.3(d), and, in any event, if it commences the co-promotion of Restasis™, Inspire shall not cease co-promoting Restasis™ during any Restasis™ marketing cycle (trimester) as determined by the JCC.

(vi)    It is understood that Allergan will retain exclusive rights to sell and distribute Restasis™ in the Restasis™ Territory, so that Inspire’s right and obligation to promote would be in the nature of a co-promotion arrangement in which Inspire and/or its designee promote Restasis™, but sales continue to be made by Allergan.

(vii)    In the event Inspire materially fails to competently co-promote Restasis™, violates any law or regulation in connection with such co-promotion, or materially fails to promote Restasis™ consistent with the direction provided by the JCC, Allergan shall be entitled to terminate Inspire’s right to co-promote Restasis™.

4.    Section 8.2(a) is hereby amended such that the phrase “Section 7.3(c) or (d) in the event Inspire elects to exercise its Restasis™ Option or is obligated to, and does, co-promote Restasis™ in accordance with its Restasis™ Obligation” is replaced with “Section 7.3(d) in the event Inspire elects to exercise its right to co-promote Restasis™ in accordance with provisions of Section 7.3(d).”

5.    Nothing in this Second Amendment shall waive or release any prior breach or any representation or warranty under Article 2 of the Agreement by either Party.

(Signature page to follow)

IN WITNESS WHEREOF, each of the Parties has caused this Second Amendment to be executed by its duly authorized representative as of the year and day first above written.

INSPIRE PHARMACEUTICALS, INC.		ALLERGAN, INC.

By:	/s/ Thomas R. Staab, II	By:	/s/ Jeffrey L. Edwards
	Name: Thomas R. Staab, II Title: Chief Financial Officer & Treasurer		Name: Jeffrey L. Edwards Title: Executive Vice President, Finance and Business Development, Chief Financial Officer

ALLERGAN SALES, LLC

		By:	/s/ Jeffrey L. Edwards
Name: Jeffrey L. Edwards Title: Vice President and Chief Financial Officer

ALLERGAN PHARMACEUTICALS HOLDINGS (IRELAND) LTD.

		By:	/s/ Terilea Wielenga
Name: Terilea Wielenga Title: Director